Exhibit 99.1
FOR IMMEDIATE RELEASE
MOBILE MINI, INC. REPORTS STRONG THIRD QUARTER RESULTS
Enters Pittsburgh, Mobile Mini’s 65th Market
Tempe, AZ — November 1, 2007 — Mobile Mini, Inc. (NasdaqGS: MINI) today reported financial results for the third quarter and nine months ended September 30, 2007.
Third Quarter 2007 vs. Third Quarter 2006
•	Total revenues increased 12.8% to a quarterly record of $83.5 million, up from $74.0 million a year ago;

•	Lease revenues increased 12.8% to a quarterly record of $74.0 million from $65.6 million;

•	Lease revenues comprised 88.6% of total revenues as compared to 88.7%;

•	EBITDA (earnings before interest expense, tax, depreciation and amortization) increased 4.2% to $32.9 million from $31.6 million in the 2006 third quarter;

•	Net income of $12.7 million, or $0.35 per diluted share, approximated last year’s $12.9 million and $0.35 per diluted share; and

•	Operating margin was 32.6%, as compared to 36.7% during the 2006 third quarter.
These results include share-based compensation expenses under SFAS 123(R) of approximately $1.1 million before tax and $0.7 million after tax in the third quarter of 2007 and approximately $0.8 million before tax and $0.5 million after tax in the third quarter of 2006.
Other 2007 Third Quarter Highlights
•	The internal growth rate (the increase in leasing revenues at locations open one year or more, excluding acquisitions at those locations) remained in double digits at 12.4% for the third quarter and 13.8% year-to-date;

•	The average utilization rate improved to 79.4%, from 78.8% for the second quarter of 2007;

•	Yield (total lease revenues per unit on rent) was up 8.3% as compared to last year’s third quarter;

•	The lease fleet grew 8.3% to 157,600 units from approximately 145,500 units at the end of third quarter of 2006;

•	The average number of units on rent increased 4.1% to 124,400 from 119,500 in the third quarter of 2006; and

•	Funded debt to EBITDA remains strong at 2.6-to-1, the same level as at September 30, 2006.
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Mobile Mini, Inc. News Release November 1, 2007	Page 2
Business Overview
Steven Bunger, Chairman, President & CEO of Mobile Mini, stated, “We are very pleased with the internal growth rate and the increase in lease revenues we have achieved in the third quarter and through the first nine months of the year. Strong demand from our core industrial, retail and institutional markets offset the slower growth in non-residential construction, a sector which historically represents a larger part of our competitors’ business than ours. At the same time, thanks to our superior product line and customer service, supported by a powerful and effective marketing program, we continue to gain market share. As the 8.3% increase in yield indicates, price competition and yield erosion are certainly not impacting our business.”
He went on to say, “In light of slower growth in the non-residential construction sector, which is continuing to impact certain regions of the U.S., we have scaled down certain domestic manufacturing operations. The costs associated with these initiatives should not carry over into the fourth quarter. As we previously reported, our revenue growth was partially offset by third quarter fleet repair and maintenance expenses, which were higher than we have historically experienced. However, keeping our fleet at the highest maintenance level is a key competitive advantage and just one of the reasons why our units have been able to command premium pricing. We expect that these costs will return to more normalized levels within the next two to three quarters.”
On the subject of European operations, Mr. Bunger noted, “The exceptional growth continues at our European branches. Our European branches achieved a third quarter internal growth rate of 61.2% (49.4% excluding the impact of foreign currency translation). Just as importantly, the EBITDA margins of our European branches began to expand in the third quarter due to the operating leverage of our business model.”
He continued, “Both domestically and overseas, Mobile Mini is well-positioned to continue to outperform competitors. We remain confident that the execution of our business model combined with our dominant market position in diversified end markets will, as it has in the past, drive our growth.”
Additional Shares Repurchased
Mobile Mini also announced that it has repurchased a total of 1,939,322 shares of its common stock. As previously reported, in August 2007 the Company’s Board of Directors authorized the repurchase up to $50 million of common stock. A majority of the purchases, approximately 1.61 million shares, were purchased after October 22, 2007. As of October 31, 2007, approximately $14.8 million of repurchase authority remains unused and available for additional repurchases.
Entry into New Market
Mobile Mini also announced that Pittsburgh, PA became the Company’s 65th market on October 31st, when the Company purchased the storage lease fleet of Guest Inc. The purchase price was approximately $1.2 million, which was paid in cash. The new Mobile Mini branch serves the Pittsburgh metropolitan area, which has approximately 2.4 million inhabitants. The new branch also services eastern Ohio and the northern part of West Virginia. The new location is headed by a seasoned branch manager and most of the seller’s staff is expected to remain as new Company employees. The branch will be stocked with Mobile Mini’s broad array of high security storage units, security offices and mobile offices. Mobile Mini is beginning to transition the new location into its branch model, including new signage, sophisticated MIS systems, training programs for staff, and placement of Yellow Page advertising.
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Mobile Mini, Inc. News Release November 1, 2007	Page 3
Mr. Bunger noted, “Pittsburgh is our third new market for 2007, and gives us a presence in a region with a strong industrial, financial, and technology base. According to Expansion Magazine (2006), Pittsburgh was ranked among the top 10 U.S. metropolitan areas most favorable to business expansion. Pittsburgh is also the largest inland port in the U.S., providing access to the nation’s 9,000 mile inland waterway system. We believe that one or more additional new markets are achievable before year end.”
Mobile Mini’s Business Model
Mobile Mini’s business model involves substantial fixed costs at all of its 65 locations in order to maintain the infrastructure necessary to support growth. Operating margins increase with growth in the number of containers on lease at existing locations. While newer locations produce lower operating margins until we are able to increase their number of containers on lease, they are also the catalyst for growth in lease revenue and earnings as they mature. The table below shows operating margins and the return on invested capital at the Company’s various branches, sorted by the year the branch began operations. The Company believes that the table illustrates the profitability of branches once they are firmly established and that older branches produced healthy returns on invested capital.

		After Tax Return on Invested		Operating Margin %
		Capital (NOPLAT)		(after corporate allocation)
Year Branch		12 months ended September 30,		3 months ended September 30,
Established	Number of Branches	2007	2006	2007	2006
Pre-1998	8	17.2%	18.0%	40.0%	44.2%
1998	4	18.2%	17.4%	47.5%	45.8%
1999	7	14.5%	10.8%	35.9%	32.4%
2000	10	13.4%	13.0%	35.4%	39.2%
2001	6	9.5%	11.6%	28.6%	34.2%
2002	11	13.6%	11.9%	28.7%	32.0%
2003	1	13.7%	11.1%	35.0%	33.0%
2004	1	-3.2%	2.3%	-34.7%	16.9%
2005	3	10.6%	-9.4%	27.5%	10.2%
2006	11	4.4%	n/a	6.8%	13.0%
2007	2	n/a	n/a	-40.4%	n/a %
All Branches	64	13.9%	14.4%	32.6%	36.7%
Lawrence Trachtenberg, Executive Vice President & CFO, noted, “At September 30, we had only $198 million in outstanding borrowings under our $425 million amended revolving line of credit. This modest level of borrowings outstanding, combined with the liquidity afforded by our recent sale of $150 million of 6-7/8% Senior Notes, gives Mobile Mini the business advantages that go along with a strong financial position. Since September 30, we have increased our borrowings under the credit line by only $32.2 million, virtually all of which was used to fund stock repurchases. The repurchases should be accretive to diluted earnings per share in 2008.”
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Mobile Mini, Inc. News Release November 1, 2007	Page 4
Mr. Trachtenberg continued, “As we previously reported, for the fourth quarter of the year, we are looking for lease revenues of between $75.5 million and $76.0 million, resulting in EBITDA of approximately $32.5 million to $33.5 million and diluted EPS in the $0.34 to $0.36 range.”
Mobile Mini’s 2007 pro forma guidance anticipates:
•	Leasing revenues of between $286 million and $286.5 million;

•	EBITDA in the $130 million to $131 million range;

•	Diluted earnings per share of between $1.39 and $1.41.
For 2007, pro forma earnings guidance excludes approximately $11.2 million of debt extinguishment expense related to the early retirement in May 2007 of the Company’s 9.5% Senior Notes.
Mr. Trachtenberg concluded, “As we did last year, we plan to announce guidance for the coming year once our budget is finalized, which should be in December.”
EBITDA and pro forma financial measures, including those that are forward-looking, are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. The method of reconciliation of these measures to the most directly comparable GAAP financial measures can be found in the Company’s report on Form 8-K filed with the SEC on the date of this release.
Conference Call
As previously announced, Mobile Mini will host a conference call today, Thursday, November 1st at 12 noon Eastern Time to review these results and recent corporate developments. To listen to the live call, dial 706-679-0885 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call can be accessed for approximately 14 days at Mobile Mini’s website.
Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total fleet of over 163,000 portable storage units and portable offices with 65 branches in U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.
This news release contains forward-looking statements, particularly regarding revenue, EBITDA and earnings estimates for the remainder of 2007, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that may affect future results are those that are described from time to time in the Company’s SEC filings. Forward-looking statements represent the judgment of the Company, as of the date of they are made (in this instance, the date of this release), and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
(See Accompanying Tables)

Mobile Mini, Inc. News Release November 1, 2007	Page 5
Mobile Mini, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except per share data)
(includes effects of rounding)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2007	2006
	Actual	Actual
Revenues:
Leasing	$73,982	$65,595
Sales	8,691	8,071
Other	809	323

Total revenues	83,482	73,989

Costs and expenses:
Cost of sales	5,975	5,109
Leasing, selling and general expenses	44,693	37,310
Depreciation and amortization	5,581	4,380

Total costs and expenses	56,249	46,799

Income from operations	27,233	27,190
Other income (expense):
Interest income	34	9
Interest expense	(6,241)	(5,693)
Foreign currency exchange	54	(1)

Income before provision for income taxes	21,080	21,505
Provision for income taxes	8,376	8,615

Net income	$12,704	$12,890

Earnings per share:

Basic:	$0.35	$0.36

Diluted:	$0.35	$0.35

Weighted average number of common and common share equivalents outstanding:
Basic	35,996	35,448

Diluted	36,717	36,607

EBITDA	$32,902	$31,578

Mobile Mini, Inc. News Release November 1, 2007	Page 6
Mobile Mini, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except per share data)
(includes effects of rounding)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2007	2006	2006
	Actual	Pro forma	Actual	Pro forma
Revenues:
Leasing	$210,397	$210,397	$176,460	$176,460
Sales	22,883	22,883	19,189	19,189
Other	1,472	1,472	1,058	1,058

Total revenues	234,752	234,752	196,707	196,707

Costs and expenses:
Cost of sales	15,594	15,594	12,175	12,175
Leasing, selling and general expenses	121,866	121,866	101,156	101,156
Depreciation and amortization	15,585	15,585	11,972	11,972

Total costs and expenses	153,045	153,045	125,303	125,303

Income from operations	81,707	81,707	71,404	71,404
Other income (expense):
Interest income	70	70	433	433
Interest expense	(18,294)	(18,294)	(17,880)	(17,880)
Debt extinguishment expense (1)	(11,224)	—	(6,425)	—
Foreign currency exchange	54	54	(51)	(51)

Income before provision for income taxes	52,313	63,537	47,481	53,906
Provision for income taxes	20,581	24,902	18,728	21,201

Net income	$31,732	$38,635	$28,753	$32,705

Earnings per share:
Basic:	$0.89	$1.08	$0.85	$0.97

Diluted:	$0.86	$1.05	$0.82	$0.93

Weighted average number of common and common share equivalents outstanding:
Basic	35,818	35,818	33,792	33,792

Diluted	36,736	36,736	34,975	34,975

EBITDA	$97,416	$97,416	$83,758	$83,758

(1)	Debt extinguishment expense in 2006 represents the portion of deferred loan costs and the redemption premium on 35% of the $150 million aggregate principal amount outstanding of our 9.5% Senior Notes that we redeemed and is excluded in the pro forma results. Debt extinguishment expense in 2007 represents the remaining deferred loan costs and the redemption premium on $97.5 million aggregate principal amount outstanding of our 9.5% Senior Notes that we redeemed and is excluded in the pro forma results.

Mobile Mini, Inc. News Release November 1, 2007	Page 7
Pro Forma Reconciliation
(in 000’s except per share data)
(includes effects of rounding)

	Nine Months Ended Sept. 30, 2007			Nine Months Ended Sept. 30, 2006
		Debt			Debt
		Extinguishment			Extinguishment
	Pro forma	expense	Actual	Pro forma	expense	Actual
Revenue	$234,752	$—	$234,752	$196,707	$—	$196,707
EBITDA	$97,416	$—	$97,416	$83,758	$—	$83,758
Pre tax income	$63,537	$(11,224)	$52,313	$53,906	$(6,425)	$47,481
Net income	$38,635	$(6,903)	$31,732	$32,705	$(3,952)	$28,753
Diluted EPS	$1.05	$(0.19)	$0.86	$0.93	$(0.11)	$0.82

Mobile Mini, Inc. News Release November 1, 2007	Page 8
Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s except per share data)
(includes effects of rounding)

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
ASSETS
Cash	$1,936	$1,370
Receivables, net	38,958	34,953
Inventories	31,124	27,863
Lease fleet, net	780,809	697,439
Property, plant and equipment, net	54,614	43,072
Deposits and prepaid expenses	10,783	9,553
Other assets and intangibles, net	9,852	9,324
Goodwill	79,401	76,456

Total assets	$1,007,477	$900,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$22,583	$18,928
Accrued liabilities	41,920	39,546
Line of credit	197,758	203,729
Notes payable	1,133	781
Obligations under capital leases	18	35
Senior Notes	149,357	97,500
Deferred income taxes	117,297	97,507

Total liabilities	530,066	458,026

Commitments and contingencies

Stockholders’ equity:
Common stock; $0.01 par value, 95,000 shares authorized, 36,077 and 35,898 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	364	359
Additional paid-in capital	277,543	268,456
Retained earnings	201,450	169,718
Accumulated other comprehensive income	5,791	3,471
Treasury stock, at cost, 325 shares	(7,737)	—

Total stockholders’ equity	477,411	442,004

Total liabilities and stockholders’ equity	$1,007,477	$900,030

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 894-6311		www.theequitygroup.com
www.mobilemini.com
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